UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2017

INVESTORS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36441	46-4702118
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 JFK Parkway, Short Hills, New Jersey		07078
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (973) 924-5100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 is incorporated by reference herein.

Item 1.02                      Termination of a Material Definitive Agreement.

On January 24, 2017, Investors Bancorp, Inc. (the “Company”), Investors Bank and The Bank of Princeton (“BOP”) entered into a Mutual Termination Agreement (the “Termination Agreement”) to terminate the Agreement and Plan of Merger, dated as of May 3, 2016 (“Merger Agreement”), between the Company, Investors Bank and BOP. The parties concluded that regulatory approval of the application submitted by Investors Bank to the Federal Deposit Insurance Corporation would not be obtained prior to the March 31, 2017 termination deadline set forth in the merger agreement.  Each party will bear its own costs and expenses in connection with the terminated transaction, without penalties.  The Termination Agreement also mutually releases the parties from any claims of liability to one another relating to the merger transaction.

The foregoing summary of the Termination Agreement is not complete and is qualified in its entirety by reference to the complete text of the Termination Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference in its entirety.

A description of the terms of the Merger Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by the Company on May 4, 2016 and to the extent required by Item 1.02 of Form 8-K, the description of the Merger Agreement is incorporated by reference.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Mutual Termination Agreement by and among Investors Bancorp, Inc., Investors Bank and The Bank of Princeton, dated as of January 24, 2017.
Exhibit 99.1	Press Release dated January 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.
DATE: January 24, 2017	By:	/s/ Domenick A. Cama
Domenick A. Cama
Senior Executive Vice President and Chief Operating Officer